EXHIBIT 21

          SUBSIDIARIES OF MIRAGE RESORTS, INCORPORATED
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-   AC HOLDING CORP.
      a Nevada corporation
-   AC HOLDING CORP. II
      a Nevada corporation
-   THE APRIL COOK COMPANIES
      a Nevada corporation
-   ATLANDIA DESIGN AND FURNISHINGS INC.
      a New Jersey corporation
-   BEAU RIVAGE DISTRIBUTION CORP. (1)
      a Mississippi corporation
-   BEAU RIVAGE RESORTS, INC. (2)
      a Mississippi corporation
      d.b.a. Beau Rivage
-   BELLAGIO
      a Nevada corporation
-   BOARDWALK CASINO, INC.
      a Nevada corporation
      d.b.a. Holiday Inn - Registered Trademark - Casino Boardwalk
-   GNL, CORP.
      a Nevada corporation
      d.b.a. Golden Nugget-Laughlin
-   GNLV, CORP.
      a Nevada corporation
      d.b.a. Golden Nugget
-   GNS FINANCE CORP.
      a Nevada corporation
-   GOLDEN NUGGET AVIATION CORP.
      a Nevada corporation
-   GOLDEN NUGGET MANUFACTURING CORP. (2)
      a Nevada corporation
-   LV CONCRETE CORP.
      a Nevada corporation
-   MAC, CORP.
      a New Jersey corporation
-   MH, INC. (3)
      a Nevada corporation
      d.b.a. Shadow Creek
-   THE MIRAGE CASINO-HOTEL
      a Nevada corporation
      d.b.a. The Mirage
-   MRGS CORP. (4)
      a Nevada corporation
-   RESTAURANT VENTURES OF NEVADA, INC.
      a Nevada corporation
-   TREASURE ISLAND CORP. (3)
      a Nevada corporation
      d.b.a. Treasure Island at The Mirage

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(1)  100% of  the voting  securities are owned by Beau Rivage Resorts,
     Inc.
(2)  100% of the voting securities are owned by GNLV, CORP.
(3)  100%  of the  voting securities  are owned by  THE MIRAGE CASINO-
     HOTEL.
(4)  100% of the voting securities are owned by Bellagio.